Exhibit 99.1

DEEP FISSION, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Deep Fission, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Deep Fission, Inc. (the “Company”) as of December 31, 2024, and 2023, the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2024, and for the period from July 17, 2023 (inception) through December 31 ,2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and for the period from July 17, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained net losses and negative cash flow from operations and requires additional capital to operate based on expected on-going expenditures, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2025.

Newport Beach, California

August 29, 2025

Deep Fission, Inc.

Balance Sheets

	December 31,
	2024	2023
ASSETS

Current assets
Cash and cash equivalents	$6,728,895	$945,802
Prepaid expenses and other current assets	32,113	-
SAFE note subscription receivable	110,000	500,000
Total current assets	6,871,008	1,445,802

Property and equipment, net	1,993	-
Total assets	$6,873,001	$1,445,802

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$94,797	$18,994
Accrued expenses	31,777	-
Accrued compensation	34,863	-
Related party loan	-	10,000
Total current liabilities	161,437	28,994

SAFE notes	15,224,665	2,047,000
Total liabilities	15,386,102	2,075,994

Commitments and contingencies (Note 6)

Stockholders’ deficit
Common stock, par value $0.0001 per share, 1,000,000 shares authorized, 942,235 and 429,235 shares issued and outstanding as of December 31, 2024 and 2023, respectively	94	43
Additional paid-in capital	146,276	-
Accumulated deficit	(8,659,471)	(630,235)
Total stockholders’ deficit	(8,513,101)	(630,192)
Total liabilities and stockholders’ deficit	$6,873,001	$1,445,802

The accompanying notes are an integral part of these financial statements.

Deep Fission, Inc.

Statements of Operations

	For the Year Ended December 31, 2024	For the Period From July 17, 2023 (Inception) Through December 31, 2023

Operating expenses
General and administrative expenses	$2,419,009	$36,041
Research and development expenses	643,642	47,220
Operating expenses	3,062,651	83,261
Operating loss	(3,062,651)	(83,261)

Other non-operating income (expense)
Interest income	20,331	26
Change in fair value of SAFE notes	(4,987,665)	(547,000)
Other income	749	-
Total non-operating income (expense)	(4,966,585)	(546,974)

Net loss	$(8,029,236)	$(630,235)

Basic and diluted weighted average shares outstanding of common stock	801,180	420,108

Basic and diluted net loss per share of common stock	$(10.02)	$(1.50)

The accompanying notes are an integral part of these financial statements.

Deep Fission, Inc.

Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at July 17, 2023 (inception)
Issuance of common stock to founders	400,000	$40	$-	$-	$40
Stock-based compensation – restricted stock	29,235	3	-	-	3
Net loss		-	-	(630,235)	(630,235)
Balance at December 31, 2023	429,235	43	-	(630,235)	(630,192)
Stock-based compensation – restricted stock	513,000	51	146,276	-	146,327
Net loss	-	-	-	(8,029,236)	(8,029,236)
Balance at December 31, 2024	942,235	$94	$146,276	$(8,659,471)	$(8,513,101)

The accompanying notes are an integral part of these financial statements.

Deep Fission, Inc.

Statements of Cash Flows

	For the Year Ended December 31, 2024	For the Period From July 17, 2023 (Inception) Through December 31, 2023

Cash flows from operating activities:
Net loss	$(8,029,236)	$(630,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	664	-
Change in fair value of SAFE notes	4,987,665	547,000
Stock-based compensation	140,935	-
Changes in operating assets and liabilities:
Prepaid expenses	(32,113)	-
Accounts payable	75,803	18,994
Accrued expenses	31,777	-
Accrued compensation	34,863	-
Net cash used in operating activities	(2,789,642)	(64,241)

Cash flows from investing activities:
Purchases of property and equipment	(2,657)	-
Net cash used in investing activities	(2,657)	-

Cash flows from financing activities:
Proceeds from issuance of common stock to founders	-	40
Proceeds from restricted stock awards	5,392	3
Proceeds from SAFE notes	8,580,000	1,000,000
Proceeds from related party loan	-	10,000
Payment of related party loan	(10,000)	-
Net cash provided by financing activities	8,575,392	1,010,043

Net increase in cash and cash equivalents	5,783,093	945,802

Cash and cash equivalents, beginning of year	945,802	-
Cash and cash equivalents, end of year	$6,728,895	$945,802

Supplemental cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$350	$-

Supplemental disclosure of non-cash financing activities:
Subscription of SAFE notes	$110,000	$500,000

The accompanying notes are an integral part of these financial statements.

Deep Fission, Inc.

Notes to Financial Statements

Note 1: Description of Business and Basis of Presentation

Organization

Deep Fission, Inc. (“Deep Fission”, the “Company”, and also referred to as “us”, “we” or “our”) was incorporated on July 17, 2023, under the laws of the state of Delaware.

Operations

The Company was established to provide a first-of-its-kind solution of developing a Deep Borehole pressurized water reactor (“DBR”) placed one mile underground to deliver clean, secure, and low-cost electricity. The Company has made progress in achieving milestones toward eventual commercialization of its DBR, the most significant of which was selection by the U. S. Department of Energy in August 2025 for participation in the Nuclear Reactor Pilot Program.  That pilot program anticipates deployment of the Company’s first test DBR by July 2026.

The Company’s activities are subject to significant risks and uncertainties, including the possibility that it may be unable to secure sufficient funding to sustain operations until its Standard Design Approval (“SDA”) applications are approved by the Nuclear Regulatory Commission (“NRC”), commercialization is achieved, and customers are secured.

Basis of Presentation

The financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The year ended December 31, 2024 and the period from July 17, 2023 (Inception) through December 31, 2023 presented within, are hereafter referred to as the years ended December 31, 2024 and 2023.

Liquidity and Going Concern

As of December 31, 2024 and 2023, the Company’s cash and cash equivalents were $6,728,895 and $945,802, respectively. The Company continues to incur significant operating losses. For the years ended December 31, 2024 and 2023, the Company had a net loss of $8,029,236 and $630,235, respectively, and used cash in operating activities of $2,789,642 and $64,241, respectively. As of December 31, 2024 and 2023, the Company had accumulated deficits of $8,659,471 and $630,235, respectively. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop and market its products. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. Implementation of the Company’s plans and its ability to continue as a going concern will depend upon the Company’s ability to establish a source of revenue and raise additional capital to fund its operations.

The Company plans to access capital resources through possible public or private equity offerings, debt financings, corporate collaborations, and other means. The Company has historically been able to raise capital through equity and equity-linked instruments, such as simple agreement for future equity (“SAFE”), although no assurance can be provided that it will continue to be successful in the future. While the Company believes that it has a reasonable basis for its expectation and it will be able to raise additional funds, there is no assurance that the Company will be able to complete additional financing in a timely manner.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern due to the inability to obtain adequate financing in the future.

Deep Fission, Inc.

Notes to Financial Statements

Note 2: Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of the accounting policies described in this note.

Segments

In accordance with criteria under ASC 280, which establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews results to assess performance, make decisions, and allocates operating and capital resources of the Company as a whole, therefore, there is only one reportable segment. The CODM does not distinguish its principal business activities for the purpose of internal reporting and uses net loss to allocate resources in the annual budgeting and forecasting process, along with using that measure as a basis for evaluating financial performance quarterly by comparing the actual results with historical budgets.

Significant segment expenses that are provided to CODM on a regular basis and are included within reported measure of segment profit or loss are research and development and general and administrative. Other segment items are represented by change in fair value of SAFE Notes, interest and other income.

The statements of operations for the years ended December 31, 2024 and 2023, reflect the significant segment expenses and other segment items, as well as the balance sheets as of December 31, 2024 and 2023, for the one reportable segment.

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results may differ from these estimates.

Fair Value Measurements

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company is able to access.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Valuations based on inputs that are unobservable and significant to the entire fair value measurement.

Deep Fission, Inc.

Notes to Financial Statements

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s SAFE Notes (see Note 5) are carried at fair value and classified as Level 3 liabilities.

Cash and Cash Equivalents

The Company maintains deposits in financial institutions that at times exceed the insured amounts provided by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to any significant credit risk to cash. Certificates of deposit and other short-term investments with an original maturity of three months or less are considered cash equivalents.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation are computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance which do not extend the useful lives of the assets are charged to operations as incurred.

The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of those assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Company would recognize an impairment loss at that time. No impairment loss was recognized in 2024 or 2023. The estimated useful lives of the Company’s property and equipment are as follows:

Useful Life
Equipment	3 years

SAFE Notes

The Company has issued Simple Agreements for Future Equity (“SAFE Notes”) in exchange for cash financing.

The Company has accounted for its SAFE Notes as derivatives under the FASB ASC 815-40 and ASC 815-10 and presented them as long-term liabilities in the accompanying balance sheets. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings.

Research and Development Expenses

Research and development expenses include consulting fees and registration fees related to the Company’s pursuit of furthering intellectual property, and analytical work. The Company expenses all research and development costs in the periods in which they are incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

Deep Fission, Inc.

Notes to Financial Statements

Net Loss Per Common Share

We calculate basic net loss per common share in accordance with ASC 260, “Earnings Per Share,” based on the weighted-average number of outstanding common shares during the fiscal period. Diluted loss per common share is based on the weighted-average number of outstanding common shares plus the weighted-average number of potential outstanding common shares. In periods where they are anti-dilutive, such amounts are excluded from the calculations of dilutive earnings per share. Net loss per common share is computed separately for each period presented. There were no dilutive shares for the years ended December 31, 2024 and 2023.

Income Taxes

Income taxes are accounted for in accordance with ASC 740, “Income Taxes.” Under ASC 740, the provision for income taxes is comprised of taxes that are currently payable and deferred taxes that relate to the temporary differences between financial reporting carrying values and tax bases of assets and liabilities. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized. Deferred tax assets and liabilities are calculated by applying existing tax laws and the rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company accounts for uncertainty in income taxes using a recognition and measurement threshold for tax positions taken or expected to be taken in a tax return, which are subject to examination by federal and state taxing authorities. The tax benefit from an uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination by taxing authorities based on technical merits of the position. The amount of the tax benefit recognized is the largest amount of the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The effective tax rate and the tax basis of assets and liabilities reflect management’s estimates of the ultimate outcome of various tax uncertainties. Once identified, the Company will recognize penalties and interest related to uncertain tax positions within the provision (benefit) for income taxes line in the accompanying statements of operations.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company is subject to examination by taxing authorities for a period of three years from the date the returns are filed. All returns since inception are subject to examination by taxing authorities.

Risk and Uncertainties

The ongoing regional conflicts around the world and certain other macroeconomic factors including tariffs, inflation, and rising interest rates, have contributed to economic uncertainty. Additionally, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Furthermore, it is possible that U.S. policy changes, including planned or proposed budget cuts at the federal government level, could increase market volatility in the near term. These factors, amongst other things, could result in further economic uncertainty and volatility in the capital markets in the near term, and could negatively affect our operations. We will continue to monitor material impacts on our business strategies and operating results.

Deep Fission, Inc.

Notes to Financial Statements

New Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-04, Debt – Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments (“ASU 2024-04”). ASU 2024-04 clarifies requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The standard is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in an interim or annual reporting period in which financial statements have not yet been issued (or made available for issuance), but no earlier than the adoption of ASU 2024-04. The Company is currently evaluating the impact ASU 2024-04 will have on its financial statements.

In November 2024, the FASB issued ASU 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Under ASU 2024-03, a public entity is required to disclose information about purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion for each income statement line item that contains those expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. ASU 2024-03 allows for early adoption and requires either prospective adoption to financial statements issued for reporting periods after the effective date of ASU 2024-03 or retrospectively to any or all prior periods presented in the financial statements. The Company is currently assessing the impact of ASU 2024-03 on the Company’s Financial Statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. The provisions of ASU 2023-09 are effective for annual periods beginning after December 15, 2025; early adoption is permitted using either a prospective or retrospective transition method. The Company expects ASU 2023-09 to require additional disclosures in the notes to its financial statements.

The Company does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

Note 3: Property and Equipment

Property and equipment consisted of the following:

December 31,	2024	2023

Property and equipment	$2,657	$-

Less: accumulated depreciation	(664)	-

Property and equipment, net	$1,993	$-

Depreciation expense for the years ended December 31, 2024 and 2023 totaled $664 and $0, respectively.

Deep Fission, Inc.

Notes to Financial Statements

Note 4: SAFE Notes

During the years ended December 31, 2024 and 2023, the Company issued SAFE Notes in exchange for aggregate amounts of $8,190,000 and $1,500,000, respectively. For the year ended December 31, 2024, the Company received total cash proceeds of $8,580,000, with $8,080,000 cash from the issuance of SAFE Notes during the year and $500,000 of cash received from the subscription of a SAFE Note. As of December 31, 2024, the Company had a SAFE Note subscription receivable for $110,000; the proceeds were received in 2025. For the year ended December 31, 2023, the Company received total cash proceeds of $1,000,000 from the issuance of SAFE Notes during the year.

Upon a qualifying future equity financing involving preferred shares, SAFE Notes settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock equal to the amount invested under the SAFE Note divided by the lowest price per share of the standard preferred stock, or (ii) the number of shares of SAFE Preferred Stock equal to the Purchase Amount divided by SAFE Price. Alternatively, upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE Note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE Note.

If a dissolution event occurs prior to the termination of the SAFE Notes, the investor will be entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE Notes).

No SAFE Notes converted into shares of the Company’s preferred stock during the years ended December 31, 2024 and 2023.

Note 5: Fair Value Measurements

The following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

The Company’s SAFE Notes are recorded at fair value on the balance sheets. The fair value of the Company’s SAFE Notes is based on significant inputs not observable in the market which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation uses weighted average probabilities estimated by management considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes will convert into certain preferred stock; (ii) a liquidity event (change of control, and initial public offering) where the SAFE noteholders will have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of preferred stock equal to the invested amount divided by the liquidity price; and (iii) dissolution event where the SAFE noteholders will be entitled to receive a portion of the related proceeds equal to the purchase amount. Management estimated that equity financing or liquidity events were the predominant settlement scenarios at each year end. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at an equity financing event and the expected payment to the SAFE noteholders at each simulated MVIC value. The Company believes these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE Notes are recognized on the statements of operations.

Deep Fission, Inc.

Notes to Financial Statements

The key assumptions used in the Monte Carlo simulation are presented in the table below:

December 31,	2024	2023
Asset volatility(1)	85 - 95%	80 - 85%
Risk-free rate(2)	4.08 - 4.23%	3.77 - 4.14%
Expected term(3)	12 - 48 months	24 - 60 months

(1)	Volatility was based on implied and historical volatility of the share price of peer companies.
(2)	Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.
(3)	The simulation considered 1 – 2-year term for equity event and 4 and 5-year term for liquidity event.

The following table presents a reconciliation of the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for years ended December 31, 2024 and 2023:

	Years Ended December 31,
	2024	2023
Beginning balance	$2,047,000	$-
SAFE Notes issued during the year	8,190,000	1,500,000
Change in fair value during the year	4,987,665	547,000
Ending balance	$15,224,665	$2,047,000

As of December 31, 2024 and 2023, the estimated fair value of the SAFE Notes totaled $15,224,665 and $2,047,000, respectively. The change in fair value during the years ended, as reflected in the above table, is included in the statements of operations.

Deep Fission, Inc.

Notes to Financial Statements

Note 6: Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Note 7: Stockholders’ Equity

Common Stock

As of December 31, 2024 and 2023, we had 1,000,000 shares of common stock authorized, with 942,235 and 429,235 shares issued and outstanding, respectively. Each share of our common stock has a par value of $0.0001. In June 2025, the Company amended and restated the certificate of incorporation to increase the authorized shares of common stock to 5,000,000 and the par value to $0.01. Near inception, the Company issued 400,000 shares of common stock to founders.

Restricted Common Stock Awards

During 2024 and 2023, the Company’s Board of Directors approved the issuances of Restricted Common Stock to employees, officers, directors, and consultants. Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the grantee is required to provide service in exchange for the award. Grants ranged from vesting immediately, to over four years. The determination of fair value for the restricted common stock awards, requires significant judgment and the use of estimates as the Company does not have an observable stock price. The Company estimated the fair value of common stock using invested capital multiple and discounted present value to arrive at equity available for common shareholders.

Stock-based compensation is recorded as a general and administrative expense in the accompanying statements of operations. Shares are issued concurrently with the issuance of Restricted Common Stock.

A summary of the restricted common stock award activity during the years ended December 31, 2024 and 2023, is as follows:

	Restricted Common Stock
		Weighted
	Number of	Average
	Shares	Fair Value
Unvested at July 17, 2023 (inception)	-	$-
Granted	429,235	-
Vested	(254,944)	-
Forfeited/cancelled	-	-
Unvested as of December 31, 2023	174,291	-
Granted	513,000	0.31
Vested	(520,854)	0.27
Forfeited/cancelled	-	-
Unvested as of December 31, 2024	166,437	0.09

Deep Fission, Inc.

Notes to Financial Statements

Shares granted in 2023 were deemed to have nominal value at the time of grant. Of the shares granted in 2024, 492,000 were to related parties.

Stock-based compensation expense for the years ended December 31, 2024 and 2023, were $140,935 and $0, respectively. The Company has an unrecognized stock-based compensation of $20,424, which will be recognized over a weighted average period of 2.89 years.

Note 8: Income Taxes

There were no current or deferred income taxes for the years ended December 31, 2024 and 2023.

The provision for income taxes differs from the amount obtained by applying the federal statutory income tax rate as follows:

	2024	2023
Federal taxes at statutory rate	21.00%	21.00%
State and local taxes, net of federal benefit	2.64%	0.93%
Nondeductible / nontaxable items	(13.05)%	(18.23)%
Valuation allowance	(10.59)%	(3.70)%
Effective income tax rate	0.00%	0.00%

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets:
Net operating losses	$616,910	$14,367
Stock-based compensation	39,439
Capitalized R&D expenses	206,222	8,925
Total deferred tax assets	862,571	23,292
Valuation allowance	(873,817)	(23,292)
Deferred income tax assets, net	$(11,246)	$-

Deferred tax liabilities:
Property and equipment	$38	$-
Start-up costs	11,208	-
Total deferred tax liability	11,246	-

Net deferred tax asset/(liability)	$-	$-

Deep Fission, Inc.

Notes to Financial Statements

The Company regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history, and expected future taxable income on a jurisdiction-by-jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. Due to the uncertainty surrounding their realization, the Company has recorded a full valuation allowance against the net deferred tax assets. Accordingly, no deferred tax asset has been recorded on the balance sheets. The Company’s valuation allowance increased during 2024 and 2023 by $850,525 and $23,292, respectively, primarily due to the generation of net operating losses and the capitalization of research and development expenditures

As of December 31, 2024 and 2023, the Company has net operating loss carryforwards for federal income tax purposes of approximately $1,959,672 and $40,734, respectively, which do not expire and may be available to offset future income tax liabilities, but will generally limit the net operating loss deduction to the lesser of the net operating loss carryover or 80% of a corporation’s taxable income. As of December 31, 2024 and 2023, the Company’s state net operating loss carryforwards were $2,940,882 and $83,232 which may be available to offset future income tax liabilities and start to expire in 2043.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a Company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382 (“Section 382”). Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the Section 382 and similar state provision.

The Company files income tax returns in the U.S. federal and various state jurisdictions with varying statutes of limitations.

Note 9: Related Party Transactions

The Company has signed a consulting agreement with a related party, Deep Isolation, Inc., a company co-founded by Deep Fission’s co-founder and CEO. to develop generic technical and regulatory guidance for management of the Company. The Company has paid certain administrative expenses totaling $4,000 during the year ended December 31, 2024.

See Note 7 for restricted common stock issued to related parties.

During 2023, the Company received $10,000 in exchange for a loan payable to a related party. The loan was due on demand and carried interest of 6% per annum. The loan was repaid in full, with interest in 2024.

Note 10: Subsequent Events

The Company has evaluated subsequent events through August 29, 2025, the date these financial statements were available to be issued, and determined that except for the transactions described below or as noted in Note 7, there have been no events that occurred that would require adjustments to the Company’s disclosures.

SAFE Notes

From January 1, 2025 through the date these financial statements were issued, the Company executed SAFE Notes in the aggregate amount of $2,893,000 at valuation caps ranging from $45 – 80 million. The terms of the SAFE Notes are similar to the SAFE Notes as described in Note 4.

Restricted Common Stock

From January 1, 2025 through the date these financial statements were issued, the Company granted 70,061 shares of the Company’s common stock subject to four-year vesting, that remain outstanding.